CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation of our report included in this Amendment No. 1 to the Current Report on Form 8-K dated as of March 13, 1998, into the Company's previously filed Registration Statements File Nos. 333-31425, 333-40603 and 333-50267.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
   May 21, 1998